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CUSIP NO. 909 15K 100            SCHEDULE 13D                Page 7 of 8 Pages


                                                                       Exhibit A





                                    AGREEMENT

            The undersigned agree that this Amendment to Schedule 13D dated October 11, 2000 relating to the Common Stock of Champps Entertainment, Inc. shall be filed on behalf of the undersigned.




                                    /s/ Timothy R. Barakett
                                    ------------------------------------
                                    Timothy R. Barakett


                                    ATTICUS QUALIFIED PARTNERS, L.P.

                                    By:  /s/ Timothy R. Barakett
                                         -------------------------------

                                    Timothy R. Barakett,
                                    Managing Member of Atticus Holdings,
                                    L.L.C., General Partner of Atticus
                                    Qualified Partners, L.P.